Exhibit 99.1

www.ball.com	Ann T. Scott (303) 460-3537, ascott@ball.com Renee Robinson (303) 460-2476, rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Corporation Declares Quarterly Dividend

BROOMFIELD, Colo., April 29, 2020 — Ball Corporation’s (NYSE: BLL) board of directors today declared a cash dividend of 15 cents per share, payable June 15, 2020, to shareholders of record as of June 1, 2020.

Ball will announce its first quarter 2020 earnings on Thursday, May 7, 2020. Conference call details are below.

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 18,300 people worldwide and 2019 net sales were $11.5 billion. For more information, visit www.ball.com,  or connect with us on Facebook or Twitter.

Conference Call Details

Ball Corporation (NYSE: BLL) will announce its first quarter 2020 earnings on Thursday, May 7, 2020, before trading begins on the New York Stock Exchange. At 9 a.m. Mountain time on that day (11 a.m. Eastern), Ball will hold its regular quarterly conference call on the company’s results and performance.

The North American toll-free number for the call is 800-675-6207. International callers should dial 303-223-4389. Please use the following URL for a webcast of the live call:

https://edge.media-server.com/mmc/p/fvc4pa4o

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain time on May 7, 2020, until 11 a.m. Mountain time on May 14, 2020. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21959125. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news and presentations.”

Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely," "positions" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product capacity, supply, and demand constraints and fluctuations; availability/cost of raw materials and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation; power and supply chain interruptions, including due to virus and disease outbreaks; potential delays and tariffs related to the U.K’s departure from the EU; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country affecting goods produced by us or in our supply chain, including imported raw materials, such as those related to COVID-19 and those pursuant to Section 232 of the U.S. Trade Expansion Act of 1962 or Section 301 of Trade Act of 1974; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats and the success of information technology initiatives; litigation; strikes; disease; pandemic; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including policies, orders and actions related to COVID-19, the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

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